EXHIBIT 10.17

July 31, 2008

Micro Component Technology, Inc.

2340 West County Road
St. Paul, Minnesota  55113-2528

Attention: Chief Financial Officer

Re:      Fourth Amended and Restated Overadvance Letter

Ladies and Gentleman:

Reference is hereby made to (i) that certain Security and Purchase Agreement dated as of February 17, 2006 by and between Micro Component Technology, Inc., a Minnesota corporation (the “Parent”), such other subsidiaries of the Parent which hereafter become a party to such Security and Purchase Agreement (the Parent and such subsidiaries of the Parent, collectively, the “Companies” and each, a “Company”) and Laurus Master Fund, Ltd. (“Laurus”) (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), (ii) that certain Amended and Restated Overadvance Letter to Company from Laurus dated March 12, 2008 (the “A&R Overadvance Letter”) which amended and restated that certain Overadvance Letter to Company from Laurus dated March 29, 2007, (iii) that certain Amended and Restated Overadvance Letter to Company from Laurus dated July 08, 2008 (the “Second A&R Overadvance Letter”) which amended and restated the A&R Overadvance Letter, and (iv) that certain Third Amended and Restated Overadvance Letter to Company from Laurus dated July 18, 2008 (the “Third A&R Overadvance Letter”), which amended and restated the Second A&R Overadvance Letter. This letter hereby amends and restates in its entirety (and is given in substitution for and not satisfaction of) the Third A&R Overadvance Letter.  Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement.

Laurus is hereby notifying you of its decision to exercise the discretion granted to it pursuant to Section 2(a)(iii) of the Security Agreement to make Loans to the Company in excess of the Formula Amount from time to time during the Period (as defined below) in an aggregate principal amount not to exceed at any time (a) during the portion of the Period beginning on March 29, 2007 and ending on April 30, 2008, $800,0000, (b) during the portion of the Period beginning May 1, 2008 and ending on May 31, 2008, $700,000, (c) during the portion of the Period beginning on June 1, 2008 and ending on June 30, 2008, $600,000, (d) during the portion of the Period beginning on July 1, 2008 and ending on July 17, 2008, $700,000, (e) during the portion of the Period beginning on July 18, 2008 and ending on November 30, 2008, $1,000,000 (collectively, the “Overadvance”).

In connection with making the Overadvance, for a period beginning on March 29, 2007 and ending on November 30, 2008 (the “Period”), Laurus hereby waives compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for permitted Overadvances hereunder.  Laurus further agrees that solely for such Period (but not thereafter), (i) permitted Overadvances shall not trigger an Event of Default under Section 19(a) of the Security Agreement, and (ii) the Overadvance rate set forth in Section 5(b)(ii) of the Security Agreement (the “Overadvance Rate”) shall not apply to all permitted Overadvances hereunder.  All other terms and provisions of the Security Agreement and the Ancillary Agreements remain in full force and effect.

Further, in the event that each Maturity Date (as defined in the Notes) of the Notes (as defined in the Purchase Agreement) issued in connection with the Securities Purchase Agreement dated as of the date hereof among LV Administrative Services, Inc., the purchasers party thereto from time to time and the Company (as amended, modified, restated or supplemented from time to time, the “Purchase Agreement”) is extended in accordance with Section 3.13 of the Notes, then all references herein to “November 30, 2008” shall be replaced with “July 31, 2010”.

This letter may not be amended or waived except by an instrument in writing signed by the Company and Laurus.  This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be.  This letter shall be governed by, and construed in accordance with, the laws of the State of New York.  This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede and replace all prior communications, written or oral, with respect to the matters herein.  The Company hereby agrees to file an 8-K with the Securities and Exchange Commission disclosing the transactions set forth in this letter with the period prescribed by the Securities and Exchange Commission.

If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

LAURUS MASTER FUND, LTD.
By: Laurus Capital Management, LLC
its investment manager

By:
Name:
Title:

Agreed and accepted on the date hereof

MICRO COMPONENT TECHNOLOGY, INC.

By:
Name: Roger E. Gower
Title: Chief Executive Officer